Exhibit 10.3

                       This licensee agreement is between

                   L R Global Marketing Pty Ltd ACN 097443082
  As trustee for Fit For Business Australia/New Zealand Trust ("the Applicant")

                                       and

              Fit For Business (Australia) Pty Ltd ("the Company")
                               ABN 96 085 568 672

1. Acceptance. Upon acceptance of this agreement by L R Global Marketing Pty Ltd as trustee for Fit For Business Australia/New Zealand Trust (the Applicant), and "Fit For Business" ("the company"), the undersigned applicant has the right to represent Fit For Business the company the Fit For Business program in the marketplace, in the way it was intended by the company in the Country specified.
2. Representation. This entitles the applicant to represent Fit for Business as a Licensee in Australia. The applicant will agree to adhere to all Fit For Business standards and systems in its entirety including all Quality Assurance requirements Privacy Policy and Code of Conduct, which may be issued from time to time by Fit For Business. All advertising must be approved by Fit For Business. Applicants must also maintain the integrity of the Fit For Business Marketing Plan.
3. Right of Ownership. Under this agreement any contracts secured by the applicant will then become the property and responsibility of the company to implement and maintain, with the assistance of the applicant It is agreed the company will service and maintain ail contracts secured by the applicant. ("as per Fit For Business Training Manual)
4. Permission. This agreement gives permission solely to the applicant to use the Fit For Business logo and materials in the pursuit of contracts from prospective companies.
5.   Confidentiality   Agreement.   The  applicant   agrees  to  adhere  to  the
confidentiality agreement, and agrees to obtain signed confidentiality agreements from any other individual to whom he discusses the company and its objectives other than companies with which he is negotiating.
6. Licensing Fee. The applicant agrees to pay the company a licensing fee on or before 25th November 2004 of US$5OO,OOO/licence/country.
7. Term. This agreement will be deemed to have commenced on the date appearing at the bottom of the last page and will continue for the duration of 10 years, or unless terminated beforehand pursuant to clause 9 (Termination)
8. Return. This agreement also entitles the applicant to participate in licensing bonuses (to be determined)
9. Termination. This Agreement will be terminated if any of the following occur:
     a. The company gives in their absolute discretion gives written notice of immediate termination to the applicant, in the event that the company have reasonable grounds for believing that the applicant has breached any provisions of this agreement or any part of the Fit For Business confidentiality agreement.
     b. The company in their absolute discretion gives one month's written notice of termination to the applicant, which it is agreed shall be sufficient notice.
10. The Applicant's Obligations on Termination. The applicant acknowledges that if the agreement is terminated for any reason, the company shall not be liable for any incidental or consequential damaged caused by their breach, cancellation or suspension of this agreement, whether or not the company knows the possibility for such damages. On termination the application must
     a. Ensure that any obligations under any Fit For Business contracts are transferred to Fit For Business, so that no damage is done to the Fit For Business reputation.

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     b. Return to the company all materials relating to Fit For Business

11. No disclosure after termination. For a period of 3 years after termination of this Agreement, the applicant will hold in confidence any trade secrets, formulas, sales and distribution systems, business information and literature which the Owners acquired during the term of this Agreement in relation to the Fit for Business program and will not use directly or indirectly such items.

12. Indemnity. In consideration of the acceptance of the applicant, the applicant covenants that he will not make any unauthorised statements, claims or representations about the Fit for Business program and agrees to indemnify and hold the Company safe from all liability or costs and proceedings of damages suffered by the Company arising from any breach of this Agreement by the applicant;.

13. No assignment. This Agreement may not be assigned without the written consent of the Company, which consent can be withheld by the Company in their absolute discretion.

14.  Agreement  binds  successors.  This Agreement is binding on and endures for
the   benefit  of  the   parties   and  their   respective   heirs,   executors,
administrators, successors and assigns.

15. Governing Law. The laws of the particular State in Australia where this Agreement is made govern this Agreement.


Dated at Brisbane this 25th day of August 2004.

Application accepted on behalf of the Applicant.


......................................      .....................................
Applicant's Signature                      Applicant's Signature




......................................      .....................................
Witness                                    Witness


Application accepted on behalf of the Company.



......................................
Fit For Business Representative


......................................
Witness